EXHIBIT 24.1

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints H. Carol Bernstein, their Attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the annual report on Form 10-K for the fiscal year ended September 30, 2016 and any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said Attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	Date

/s/ William P. Noglows	Chairman of the Board	November 16, 2016
William P. Noglows

/s/ David H. Li	President and Chief,	November 16, 2016
David H. Li	Executive Officer

/s/ Robert J. Birgeneau	Director	November 16, 2016
Robert J. Birgeneau

/s/ Richard S. Hill	Director	November 16, 2016
Richard S. Hill

/s/ Barbara A. Klein	Director	November 16, 2016
Barbara A. Klein

/s/ Susan M. Whitney	Director	November 16, 2016
Susan M. Whitney

/s/ Geoffrey Wild	Director	November 16, 2016
Geoffrey Wild

/s/ Steven V. Wilkinson	Director	November 16, 2016
Steven V. Wilkinson

/s/ Bailing Xia	Director	November 16, 2016
Bailing Xia